This  Specimen  Certificate  is  in  landscape position.



  NUMBER                 The Commonwealth of Massachusetts          SHARES

  -0-                   (There is a picture of the Capitol           - 0 -
                      and an eagle between two pillars here)


                               ENDEAVOR SERIES TRUST

                           Endeavor High Yield Portfolio

                                   no par value


This Certifies that -Specimen- of             is the owner of
 -0- Shares in the Endeavor High Yield Portfolio of Endeavor Series Trust, created by a Declaration of Trust dated November 18, 1988 and recorded with the Secretary of State of The Commonwealth of Massachusetts which shares are fully paid and non-assessable, and subject to the provisions of this Trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.

IN WITNESS WHEREOF, the Trustees hereunto set their hands and  have caused their
seal to be affixed hereto this     day of      A.D. 19 .




President         (There is a Seal Here)         Chief Financial Officer
                                                          (Treasurer)

              This Side of The Certificate is in Landscape Position.



                              ENDEAVOR SERIES  TRUST

                                 Endeavor High Yield
                                      Portfolio

                                (There is a Torch of
                                     Fire Here)

                                     Certificate
                                         for

                                         -0-

                                      ISSUED TO


                                      Specimen

                                        DATED






                    (The following Text is Enclosed in the Border
                        to the Left of the Above Text Reading
                             in the Opposite Direction)

         For Value Received,           hereby sell, assign and transfer unto
                             Shares of the  Capital represented by the
within Certificate, and do hereby  irrevocably constitute and appoint
         Attorney to transfer the said Shares on the books of the within named Organization with full power of substitution in the premises.

         Dated              19   .

                  In presence of